UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 31, 2004

Targeted Genetics Corporation

(Exact name of registrant as specified in charter)

Washington	0-23930	91-1549568

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1100 Olive Way, Suite 100, Seattle, Washington	98101

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(206) 623-7612

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

     On April 6, 2004, Targeted Genetics Corporation issued a press release announcing an agreement with Elan Corporation plc that formally concludes the collaboration between the companies through the joint venture, Emerald Gene Systems, Ltd., or the Termination Agreement. A copy of the press release is furnished as Exhibit 99.1 and is incorporated into this current report by reference. A copy of the Termination Agreement is furnished as Exhibit 99.2 and is incorporated into this current report by reference.

Item 7. Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit
No.	Description
99.1	Press Release of Targeted Genetics Corporation dated April 6, 2004

99.2	Termination Agreement, dated March 31, 2004, among Targeted Genetics, Elan Corporation PLC, Elan Pharma International Limited, Elan International Services, Ltd. and Emerald Gene Systems, Ltd.*

*	Portions of this exhibit have been omitted based on an application for confidential treatment filed with the SEC. The omitted portions of the exhibit have been filed separately with the SEC.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGETED GENETICS CORPORATION

	By:	/s/ Todd E. Simpson
Todd E. Simpson
Date: April 6, 2004		Vice President, Finance and Administration and Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)

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EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press Release of Targeted Genetics Corporation dated April 6, 2004

99.2	Termination Agreement, dated March 31, 2004, among Targeted Genetics, Elan Corporation PLC, Elan Pharma International Limited, Elan International Services, Ltd. and Emerald Gene Systems, Ltd.*

*	Portions of this exhibit have been omitted based on an application for confidential treatment filed with the SEC. The omitted portions of the exhibit have been filed separately with the SEC.

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